EXECUTION COPY

_______________________________

ASSET PURCHASE AGREEMENT

BY AND AMONG

AURA SYSTEMS, INC. AND

EMERALD COMMERCIAL LEASING, INC.

MAY 15, 2008
_______________________________

Schedule 1.1 and General Assignment and Bill of Sale

Schedule 1.1	Inventory (Assets)

General Assignment and Bill of Sale

ii

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated May 15, 2008, effective as of May 15, 2008, is made by and between Aura Systems, Inc., a Delaware corporation (the “Buyer”), having its principal place of business at 2330 Utah Avenue, El Segundo, California 90245 and Emerald Commercial Leasing, Inc. a Georgia corporation (the “Seller”), having its principal place of business at 4225 Moreland Avenue, Conley, Georgia 30288.

RECITALS

WHEREAS, Seller is engaged in the business of leasing complete refrigeration transport systems, which include, among other things, the design and installation of generators, and refrigeration systems onto commercial diesel vehicles for use in interstate commerce in the United States (the “Business”); and

WHEREAS, Buyer desires to purchase and Seller desires to sell certain inventory assets relating to refrigeration transport systems as described below; and

WHEREAS, this Agreement sets forth the terms and conditions upon which the Buyer will purchase from Seller, and Seller will sell to Buyer, the aforementioned inventory assets for the consideration provided herein.

NOW THEREFORE, In consideration of the foregoing, the mutual representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF ASSETS

1.1 Agreement of Sale and Purchase. Seller hereby sells, bargains, assigns, transfers and conveys to Buyer and Buyer hereby purchases and acquires the following assets (the “Assets”) of Seller on the terms and conditions set forth in this Agreement:

(a) all right, title and interest of the Seller in and to the inventory attached hereto in Schedule 1.1 (the “Assets”).

Seller is retaining any and all other assets and liabilities of the Business.

1.2 Purchase Price. The purchase price for the Assets is $384,894.89.

1.3 Time and Place of Closing. The closing of described herein (the “Closing”) shall take place simultaneously with the execution of this Agreement. The date and time at which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

1.4 Execution and Delivery of Documents of Title by the Seller. At the Closing, the Seller shall execute and deliver to the Buyer a general assignment and bill of sale in form and substance acceptable to Buyer, (the “Bill of Sale”) and such deeds, conveyances, certificates of title, assignments, assurances and other instruments and documents as the Buyer may reasonably request in order to effect the sale, conveyance, and transfer of the Assets from the Seller to the Buyer. Such instruments and documents shall be sufficient to convey to the Buyer good and marketable title in all of the Assets. The Seller will, from time to time after the Closing Date, take such additional actions and execute and deliver such further documents as the Buyer may reasonably request in order to more effectively sell, transfer and convey the purchased Assets to the Buyer and to place the Buyer in position to operate and control all of the purchased Assets.

1.5 Allocation of the Purchase Price. The purchase price for the assets shall be allocated to the Assets as set forth in the attached Schedule 1.1, which represent the fair market value allocable to each of the Assets to be purchased by Buyer under this Agreement, were arrived at by arm’s length negotiations, and shall be used by each party in reporting the transaction contemplated by this Agreement for federal income tax purposes. As to assets purchased at Buyer’s cost, such shall be noted in Schedule 1.1.

1.6 Waiver of Compliance with the Bulk Sales Act. In connection with the transactions contemplated hereby, only if applicable, the parties shall waive compliance with the provisions of Article 6 of the Uniform Commercial Code - Bulk Transfers and the Bulk Sales Act, to the extent applicable, and any other applicable United States, state or provincial bulk sales act or statute (“Bulk Sales Acts”).

1.7 Payment Terms. Subsequent to the Closing, Buyer shall pay for each asset item in accordance with the pricing set forth in Schedule 1.1, upon Buyer’s sale to third parties of its all electric refrigeration transport mobile power systems, incorporating items comprising the Assets contained in Schedule 1.1, net fifteen calendar days of Buyer’s receipt of payment for each such asset item sold. Payment to Seller of the purchase price in total for the Assets shall be without interest to Buyer and within a period not to exceed two years from the date Buyer takes physical possession of the Assets.

ARTICLE II
REPRESENTATIONS AND WARRANTIES
OF THE SELLER

2.1 The Seller hereby represents and warrants to the Buyer that the following statements are true and correct.

(a) Organization and Qualification. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Seller has full corporate power and authority to own, use and lease its properties and to conduct its business as such properties are currently owned, used or leased and as such business is currently conducted. The Seller is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business would require such qualification.

(b) Authority; No Violation. The Seller has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby or thereby. The execution, delivery and performance by the Seller of this Agreement have been duly and validly authorized and approved by all necessary corporate action. This Agreement constitutes the legal and binding obligation of the Seller, enforceable in accordance with its terms. Assuming the accuracy of the representations and warranties of the Buyer hereunder, the entering into of this Agreement by the Seller does not, and the consummation by the Seller of the transactions contemplated hereby, including specifically the transfer of the Assets to the Buyer by the Seller, will not violate the provisions of (i) any applicable laws of the United States or any other state or jurisdiction in which the Seller does business, or (ii) the Seller’s Articles of Incorporation or Bylaws.

2.2 The Seller hereby represents and warrants that it has no any actual knowledge that any of the following statements are not true or correct in all material respects.

(a) No Violation. The consummation, execution, delivery and performance of this Agreement will not conflict with any provision of, or result in a default or acceleration of any obligation under, result in any change in the rights or obligations of the Seller under or require any consent under, any Lien, contract agreement, license, lease, instrument, indenture, order, arbitration award, judgment, or decree to which the Seller is a party or by which it is bound, or to which any property of the Seller is subject and which now has a material adverse effect on the Seller.

(b) Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (“Governmental Entity”) or any third party, including a party to any agreement with the Seller, is required by or with respect to the Seller in connection with the execution and delivery of this Agreement and any related agreement, if any, to which the Seller is a party.

(c) Title to the Purchased Assets. Seller has good and marketable title to all of the Assets, free and clear of all charges, liens, commitments, claims, restrictions, leases or encumbrances of every kind and nature.

(d) Condition of Assets. At the time of delivery to Buyer, the Assets shall be in good repair and operating condition, suitable for its intended uses, and Buyer shall have the right to inspect the Assets prior to the closing.

(e) Liabilities. Seller does not have and will not have after the date of this Agreement any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise for which Buyer may become liable as a result of the transactions contemplated by this Agreement.

(f) Litigation. There are no claims pending or threatened (or any facts which could lead to such a claim) by, or against the Seller before any federal, state, local or foreign court or any other governmental or administrative agency or tribunal or any arbitrator or arbitration panel, and there are no judgments, orders, rulings, charges, decrees, injunctions, notices of violation or other mandates against the Seller to which the Seller is a party with respect to the business, property or assets of the Seller.

(g) Brokers. Neither the Seller nor anyone acting on their behalf has engaged, retained, nor incurred any liability to any broker, finder or agent or has agreed to pay any brokerage fees, commissions, finder’s fees or other fees with respect to this Agreement or the transactions contemplated hereby.

(h) Disclosure of Material Information. There is no fact or circumstance known to the Seller which now or hereafter has a material adverse effect on the Seller and which has not been set forth in this Agreement or in any other document delivered or to be delivered in connection herewith. Without limiting the generality of the foregoing, the Seller has not heretofore taken any actions, nor is there any existing fact or circumstance relating to Seller, which now or hereafter has a material adverse effect on Buyer after the consummation of the purchase and sale of the Assets contemplated hereby.

(i) No Misleading Statements. No representation, warranty or statement of Seller set forth in this Agreement or any Schedule to this Agreement contains or will contain any untrue statements of a material fact.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Seller as follows:

3.1 Organization and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, use or lease its properties and to conduct its business as such properties are owned, used or leased and as such business is conducted.

3.2 Authority. The Buyer has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby or thereby. The execution, delivery and performance of this Agreement and any related document by the Buyer has been duly and validly authorized and approved by all necessary corporate action.

3.3 Brokers. The Buyer has not engaged, retained, or incurred any liability to any broker, finder or agent or has agreed to pay any brokerage fees, commissions, finder’s fees or other fees with respect to this Agreement or the transactions contemplated hereby.

3.3 No Misleading Statements. No representation, warranty or statement of Buyer set forth in this Agreement or any Schedule to this Agreement contains or will contain any untrue statements of a material fact.

ARTICLE IV
NO ASSUMPTION OF LIABILITIES AND INDEMNIFICATION

4.1 Assumption of Liabilities. Buyer is not assuming and shall not be obligated or liable for any of the liabilities, obligations, contracts or commitments of Seller, whether now existing or arising in the future. If Buyer pays or performs any expense, liability, obligation, contract or commitment of Seller, Buyer shall be entitled to indemnification from Seller pursuant to Section 4.2 below; provided that Buyer will promptly notify Seller upon receipt of any such claim and will not pay or perform on such claim if Seller provides Buyer with assurances which are, in Buyer’s determination, adequate to the effect that Seller will pay or perform what is properly due to the claimant.

4.2 Indemnification of Buyer. Seller agrees to indemnify and hold harmless Buyer and its officers, directors, stockholders, employees, and agents, from, against and in respect of:

(a) Any and all losses, damages or deficiencies resulting from any and all misrepresentations or breaches of any warranty, provision or term by Seller made or contained in this Agreement or any Schedule hereto;

(b) The assertion against Buyer of any claim by any creditor of or claimant against Seller relating to an obligation or liability of Seller or to the operation, ownership, use or maintenance prior to Closing of the Assets or Business of Seller; and

(c) The reasonable costs and expenses incident to any and all actions, suits, proceedings, claims, demands, assessments or judgments in respect of any matter for which Buyer is indemnified under Section 4.2(a) or (b) above, including legal and accounting fees and expenses.

4.3 Indemnification of Seller. Buyer agrees to indemnify and hold harmless Seller and its officers, directors, stockholders, employees, and agents, from, against and in respect of:

(d) Any and all losses, damages or deficiencies resulting from any and all misrepresentations or breaches of any warranty, provision or term by Buyer made or contained in this Agreement or any Schedule hereto;

(e) The assertion against Seller of any claim by any creditor of or claimant against Buyer relating to the operation, ownership, use or maintenance after the Closing of the Assets of Seller; and

(f) The reasonable costs and expenses incident to any and all actions, suits, proceedings, claims, demands, assessments or judgments in respect of any matter for which Seller is indemnified under Section 4.3(a) or (b) above, including legal and accounting fees and expenses.

4.4 Cooperation. If a party to this Agreement (the “Indemnifying Party”) is indemnifying the other party to this Agreement (the “Indemnified Party”), the Indemnified party agrees to provide the Indemnifying Party such cooperation, information or assistance as the Indemnifying Party may reasonably request.

ARTICLE V
MISCELLANEOUS

5.1 Fees and Expenses. Each of the parties hereto will pay and discharge its own expenses and fees in connection with the negotiation of and entry into this Agreement and the consummation of the transactions contemplated hereby.

5.2 Notices. All notices, requests, demands, consents and communications necessary or required under this Agreement shall be made in the manner specified, or, if not specified, shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by telecopy (receipt confirmed) or e-mail to:

if to the Buyer:

Aura Systems, Inc.
Melvin Gagerman, CEO and Chairman
233 Utah Avenue
El Segundo, California 90245
Facsimile Transmission Number: (310) 643-7457

if to the Seller:

Emerald Commercial Leasing, Inc.
Joseph Dickman, President and Sole Stockholder
4255 Moreland Avenue
Conley, GA 30288
Facsimile Transmission Number: (404) 763-1628

All such notices, requests, demands, consents and other communications shall be deemed to have been duly given or sent two (2) days following the date on which mailed, or on the date on which delivered by hand or by facsimile transmission (receipt confirmed), as the case may be, and addressed as aforesaid.

5.3 Successors and Assigns. All covenants and agreements set forth in this Agreement and made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors and assigns of such party, whether or not so expressed, except that neither party may assign or transfer any of their respective rights or obligations under this Agreement without the consent in writing of the other, except in connection with a merger of such party with a third party or a sale of all or substantially all the assets or stock of such party to a third party.

5.4 Counterparts; Descriptive Headings; Variations in Pronouns. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

5.5 Severability; Entire Agreement. If any provision contained herein is held unenforceable, the enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected. This Agreement, including the Schedule and Bill of Sale referred to herein, is complete, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by any of the parties hereto, have been expressed herein or in said Schedule and Bill of Sale. This Agreement may not be amended except by an instrument in writing signed on behalf of the Seller and the Buyer.

5.6 Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement the successful party shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

5.7 Course of Dealing. No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party’s rights, powers and remedies. The failure of any of the parties to this Agreement to require the performance of a term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

5.8 GOVERNING LAW. THIS AGREEMENT, INCLUDING THE VALIDITY HEREOF AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. JURISDICTION AND VENUE FOR ANY ACTION COMMENCED SHALL BE IN LOS ANGELES SUPERIOR COURT OR THE UNITED STATES DISTRICT COURT, CENTRAL DISTRICT OF CALIFORNIA. THIS AGREEMENT IS MADE SUBJECT TO AND IN ACCORDANCE WITH THE SECURITIES LAWS OF THE UNITED STATES.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement under seal as of the date first set forth above.

ATTEST:	EMERALD COMMERCIAL LEASING, INC.

By:
Name: Joseph Dickman
Title: President and Sole Stockholder

ATTEST:	AURA SYSTEMS, INC.

By:
Name: Melvin Gagerman
Title: Chairman and Chief Executive Officer